SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

AMERICA’S SUPPLIERS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

AMERICA’S SUPPLIERS, INC.
7575 E. REDFIELD ROAD, SUITE 201
SCOTTSDALE, AZ 85260

April 28, 2010

Dear Fellow Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Wednesday, June 16, 2010, 9:00 a.m., Pacific Daylight Time

WHERE:	America’s Suppliers, Inc. – Principal Offices 7575 E. Redfield Road, Suite 201, Scottsdale Arizona 85260

ITEMS OF BUSINESS:	• Election of five directors for terms expiring at the Company’s next annual stockholders’ meeting;

• To ratify the selection of Malone & Bailey, LLP as our independent registered public accounting firm for the Company’s 2010 fiscal year; and

• Act upon any other business that may properly come before the Annual Meeting or any adjournments. thereof.

RECORD DATE:	April 23, 2010

VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

The Company’s Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly. On the following pages, we provide answers to frequently asked questions about the Annual Meeting, as well as a copy of our 2009 Annual Report on Form 10-K.

Sincerely,

/s/ Peter Engel

Peter Engel
Chairman and Chief Executive Officer

AMERICA’S SUPPLIERS, INC.
7575 E. REDFIELD ROAD, SUITE 201
SCOTTSDALE, AZ 85260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, JUNE 16, 2010

To our Stockholders:

Notice is hereby given that the 2010 Annual Meeting (the “Annual Meeting”) of stockholders of America’s Suppliers, Inc. (the “Company”), a Delaware corporation, will be held at our principal office at 7575 E. Redfield Road, Suite 201, Scottsdale, Arizona 85260, on Wednesday, June 16, 2010 at 9:00 a.m. Pacific Daylight Time, for the following purposes:

•	To elect five directors for terms expiring at the Company’s next annual stockholders’ meeting;

•	To ratify the selection of Malone & Bailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•	To act upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 23, 2010, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 16, 2010.

THIS PROXY STATEMENT AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDING DECEMBER 31, 2009 ARE AVAILABLE AT www.americassuppliers.com.

By Order of the Board of Directors

/s/ Peter Engel
Peter Engel, Chairman and Chief Executive Officer

AMERICA’S SUPPLIERS, INC.

PROXY STATEMENT
AMERICA’S SUPPLIERS, INC.

This proxy statement is being furnished to our stockholders beginning on or about May 5, 2010, in connection with the solicitation of proxies by the America’s Suppliers, Inc. Board of Directors to be used at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m. (Pacific Time) on Wednesday, June 16, 2010 at our principal office at 7575 E. Redfield Road, Suite 201, Scottsdale, Arizona 85260, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What am I voting on?

Proposal 1: The election of five directors for terms expiring at the next Annual Meeting; and

Proposal 2:  To ratify the selection of Malone & Bailey, LLP as our independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010.

We are not aware of any other matters that will be voted on. If a matter does properly come before the Annual Meeting, the persons named as the proxy in the accompanying form of proxy will vote the proxy at their discretion.

What is the board’s voting recommendation?

Our board of directors recommends a vote:

FOR each of the five nominated directors; and

FOR the ratification of Malone & Bailey, LLP as our independent registered public accounting firm for the year ending December 31, 2010.

What is the vote required for each proposal?

Proposal 1: The election of the five nominated directors requires the affirmative vote of the plurality of votes cast by the holders of our common stock present, or represented, at the Annual Meeting, assuming quorum is present; and

Proposal 2: The ratification of Malone & Bailey, LLP as our independent registered public accounting firm for the year ending December 31, 2010, requires a majority of our common stock present or represented at the Annual Meeting, assuming quorum is present.

What constitutes a quorum?

In order to conduct our Annual Meeting, a majority of the voting power of the issued and outstanding shares of common stock of the Company must be present in person or represented by proxy. This is known as a “quorum.” Abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as broker non-votes, will count toward establishing a quorum.

Who may vote at the Annual Meeting?

The record holders of our common stock and preferred stock on the close of business as of April 23, 2010 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting or any adjournments thereof.  Each outstanding share of our common stock is entitled to one vote upon each matter presented.  As of the Record Date, there were 11,992,430 shares of the Company’s common stock issued and outstanding held by 120 holders of record.  Each outstanding share of preferred stock is entitled to 1 vote upon each matter presented.  As of the Record Date, there were no shares of preferred stock issued and outstanding.   A list of stockholders of record entitled to vote will be available for inspection by any record stockholder at our corporate headquarters at 7575 E. Redfield Road, Suite 201, Scottsdale, Arizona 85260 prior to and at our Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, The Bank of New York Mellon (“BONY”), you are considered the shareholder of record with respect to those shares, and this Notice was sent directly to you by BONY and you received a proxy card along with this notice.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. This Notice was sent to you by your brokerage firm, bank, broker-dealer, or other similar organization and you received the vote instruction form of that brokerage firm, bank, broker-dealer, or other similar organization.

How do I vote?

There are three ways to vote:

•     By completing and mailing the enclosed proxy card (applicable only to stockholders of record);

•     By following the instructions on the vote instruction form (applicable only to beneficial holders); or

•     By attending our Annual Meeting in person and submitting a written ballot.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the proposal to ratify Malone & Bailey, LLP as the Company’s independent auditor even if the broker does not receive voting instructions from you.

If your shares are held in the name of a broker, bank or other holder of record, you are not entitled to attend our Annual Meeting or vote in person at our Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares.

What does it mean if I get more than one proxy?

It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are counted.

Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

•  Returning a later-dated proxy card;

•  Voting in person at our Annual Meeting; or

•  Notifying our Secretary by written revocation letter.

Any revocation should be filed at our corporate headquarters at 7575 E. Redfield Road, Suite 201, Scottsdale, Arizona 85260.

Attendance at our Annual Meeting will not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as our board recommends.

Who conducts the proxy solicitation?

Our board of directors is soliciting these proxies. We will bear the cost of the solicitation of proxies. Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

Who will count the votes?

Our board of directors will appoint one or more persons to serve as the inspector(s) of elections to tabulate the votes cast by proxy or in person at the Annual Meeting. The inspector(s) of elections will also determine whether or not a quorum is present.

Do I have any appraisal rights in connection with any matter to be acted upon?

No. Our stockholders do not have appraisal rights in connection with any matter to be acted upon.

Who can help answer my questions?

If you have any questions about the Annual Meeting or the proposals to be voted on at the Annual Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact Michael Moore, at (877) 837-9569.  A copy of this proxy statement and our annual report for the year ending December 31, 2009 may be obtained online at www.americassuppliers.com.  Our public filings can also be accessed at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the next Annual Meeting. Our board of directors has proposed the election of the following individuals for a one-year term expiring at the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified: Peter Engel, Christopher Baker, Lawrence Schafran, Vincent Pino and Justiniano Gomes.  Directors will be elected by the plurality of votes cast by the holders of our common stock present, or represented, at the Annual Meeting, as long as a quorum is present.

Each nominee has consented to being nominated and to serve if elected. In the unlikely event any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by our board of directors.

NOMINEES FOR ELECTION OF DIRECTORS

The following information is furnished with respect to each nominee. There are no family relationships between or among any of our directors or executive officers.

Name	Age	Director Since	Position

Peter Engel	75	2008	Chairman, Chief Executive Officer

Christopher Baker	57	2008	Director

Lawrence Schafran	71	2008	Director

Vincent Pino	61	1998	Director

Justiniano Gomes	31	2010	Director

Peter Engel – President, Chief Executive Officer and Chairman of the Board of Directors.  On June 23, 2008, Peter Engel was appointed Chief Executive Officer and Chairman of the Board of Directors of America’s Suppliers.  Mr. Engel, has served as the Chairman and Chief Executive Officer of DollarDays since February 2007. From 2003 through 2006, Mr. Engel was President of Affinity Publishing, a book packaging company.  From 1998 to 2000 he was the president of the audio book division of NewStar Media, Inc. (formerly a Nasdaq company).  From 1992 to 1998 he was the president and CEO of Affinity Communications Corp., a West Coast publishing and book concept developer whose books were published by many major publishers, including Crown, Harper Collins, Little Brown, McGraw Hill, Penguin, Pocket, Putnam, Random House, Regnery, St. Martins Press, Simon & Schuster and Viking. In 1980, Mr. Engel founded and became the president and CEO of The American Consulting Corporation (“ACC”), a marketing services firm. ACC’s clients included Campbell Soup, Carter-Wallace, Coors, Citicorp, Clorox, Dunkin’ Donuts, Frito-Lay, Gillette, Johnson and Johnson, Kraft, Mattel, Nestle, Nike, Ocean Spray, PepsiCo, Quaker, and Seagram as well as over forty other companies. Mr. Engel took ACC public in 1987 and sold it in 1988. From 1971 to 1980, Mr. Engel was a Group Vice President at Colgate Palmolive.  Mr. Engel is a former Associate Professor at the University of Southern California entrepreneurial program. Under his own name, he is the author of three novels, five business books and several gift books. In addition, he has ghost-written a number of books on alternative health and other issues. He holds a Bachelors of Commerce from McGill University in Montreal, and has completed the course work, but not the dissertation, for a PhD in history at New York’s Columbia University.

Christopher Baker – Director.  Mr. Baker served as Chairman of DollarDays from October 2001 to March 2007 and was appointed to the Board of Directors of America’s Suppliers in June, 2008.  From 2003 through the present date, Mr. Baker has served as managing partner of C.P. Baker & Company.  Mr. Baker founded C.P. Baker & Company in 1990 after working as a derivatives sales trader for companies such as Donaldson, Lufkin and Jenrette and Goldman Sachs. At C.P. Baker & Company, Christopher Baker started, built and invested in companies spanning a wide range of industries, including nutrition, wholesale e-commerce, retail, marketing, education, consumer health and entertainment.  Christopher Baker is an employee and registered representative of C.P. Baker Securities, Inc., a registered broker-dealer and FINRA member. Mr. Baker received a Bachelor of Arts from Tufts University in 1974 and received his Masters in Business Administration from Harvard Business School in 1978.

Lawrence Schafran – Director.  Mr. Schafran was appointed a Director and Chairman of the Company’s Audit Committee in July 2008. Mr. Schafran has extensive experience in the financial markets, complex litigation and corporate governance, and is a member of the Board of Directors of other publicly-traded companies. Since July 2003, Mr. Schafran has served as a Managing Director of Providence Capital, Inc., a private New York City based investment firm, specializing in small-cap mining and oil/gas exploration firms. From 1999 through 2002, Mr. Schafran served as Trustee, Chairman/Interim-CEO/President and Co- Liquidating Trustee of the Special Liquidating Trust of Banyan Strategic Realty Trust. He also currently serves as a Director of SulphCo, Inc. (ASE: SUF), New Frontier Energy, Inc. (OBB: NFEI.OB), RemoteMDx, Inc. (OBB: REDX.OB), Tarragon Corporation (PNK: TARRQ.PK), Nat’l Patent Development Corp. (OBB: NPDV.OB)) and Taurex Resources, plc (AIM: CDL.LN). Mr. Schafran received a Bachelor of Arts in Finance and a Masters in Business Administration from the University of Wisconsin.

Vincent Pino – Director. Mr. Pino was appointed a director of Insignia in October 1998. Mr. Pino is an advisor to and investor in Acropolis Apparel, a privately-held clothing company. In 2003 he co-founded Center Pointe Sleep Associates, LLC, a privately held developer and operator of independent diagnostic sleep labs, and served as its Chairman until its sale. From February 1998 until his retirement in November 2000, he served as President of Alliance Imaging, a provider of diagnostic imaging and therapeutic services. Mr. Pino began his association with Alliance in 1988 as Chief Financial Officer. From 1991 through 1993, Mr. Pino held the position of Executive Vice President and Chief Financial Officer. Mr. Pino served in various executive capacities including Assistant Treasurer, Corporate Controller, Vice-President of Strategic Development and Executive Vice-President of the Pertoleum Services Division from 1974 to 1986 with Petrolane, Inc., a diversified world-wide provider of LP-gas distribution, petroleum services to the oil and gas industry and consumer products. Mr. Pino received an MBA and a B.S. degree in finance from the University of Southern California in 1972 and 1970, respectively.

Justiniano Gomes – Director.  Justiniano Gomes is currently controller at Amorim Holding Financeira, a Portuguese investment company. He joined the Amorim Group of companies in October 2008. From January 2003 through September 2008, Mr. Gomes worked at Sociedade Portuguesa de Inovacão, as Chief Financial Manager. In this role, Mr. Gomes provided consultancy, training and research and development regarding budgetary control, consolidation and assessment of representative officials. Since January 2006, Mr. Gomes has been an accounting manager responsible for accounting and budgetary control for Debaixo D'Olho, Serviços Culturais, Lda, a company primarily dedicated to photography and web design services. Since January 2006, Mr. Gomes has been an accounting manager responsible for accounting and budgetary control for Accive Insurance - Maia, an insurance company. Since January 2006, Mr. Gomes has been a partner accounting manager responsible for strategic development and accounting budgetary controls for BlueStains, Concepão e Comercialização de Artigos Temáticos, Lda, a company that develops innovative concepts for cultural products, such as t-shirts. From January 2005 until December 2008, Mr. Gomes worked as an accounting manager responsible for accounting budgetary control for Cores Livres, Obras de Arte e Molduras, Unipessoal, Lda. From January 2004 until December 2005, Mr. Gomes worked as an accounting manager responsible for accounting budgetary control for Rial & Ponte, Lda. Mr. Gomes received a Master of Science, specializing in Finance, in 2009, and a degree in Economics in 2002 from University of Porto.

None of our directors has been, during the past ten years:

(i) involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

(ii) convicted of any criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(iii) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities, futures, commodities or banking activities;

(iv) found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(v) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reverse, suspended, or vacated;

(vii) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, related to an alleged violation of securities or commodities law or regulation; any law or regulation respecting financial institutions or insurance companies; or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(viii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory any registered entity of the Commodity Exchange Act or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure

Our Company is led by Peter Engel, who has served as Chairman of our Board of Directors and Chief Executive Officer since 2008. We believe that having Mr. Engel act in both these roles is most appropriate for the Company at this time because it provides the Company with consistent and efficient leadership, both with respect to the Company’s operations and the leadership of the Board. In particular, having Mr. Engel act in both these roles increases the timeliness and effectiveness of the Board’s deliberations, increases the Board’s visibility into the day-to-day operations of the Company, and ensures the consistent implementation of the Company’s strategies.

Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight. The oversight responsibility of the Board and its audit and compensation committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial reporting, succession, compensation, compliance, and other risks. The audit committee is tasked with oversight of financial and reporting and compliance risks and the compensation committee is tasked with oversight of compensation risks, while the Board as a whole oversees all other risks.

Nominations of Directors

The Board does not have a standing nominating committee. When necessary, the Board as a whole performs functions equivalent to that of a nominating committee. In that capacity, the Board has no charter. For this reason the Board, (1) has no policy with regard to the nomination of candidates recommended by security holders; (2) has developed no specific minimum qualifications that it believes must be met by a Board-recommended nominee for a position on the Board; (3) has developed no specific qualities or skills that it believes are necessary for a member of the Board to possess; (4) has no specific process for identifying and evaluating nominees for director and (5) does not have a policy with regard to the consideration of diversity in identifying director nominees.

The Board of Directors believe the attributes, leadership skills and other experiences of its board members described in the table below, provide the Company with a diverse range of perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Peter Engel

•	Business leadership and operational experience as our Chief Executive Officer and Chairman since 2008.
•	Extensive business experience in various executive and board level roles.

Christopher Baker

•	Large shareholder with a significant investment in the Company.
•	Extensive business experience with business development and growth.

Lawrence Schafran

•	Holds Board positions with several other publicly traded companies.
•	Particular expertise with financial and audit functions.

Vincent Pino

•	Previous history on the Company’s Board of Directors.
•	Knowledge of past and current business strategies.

Justiniano Gomes

•	Representative of a large shareholder with a significant investment in the Company.
•	Signficant accounting and financial expertise.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our board of directors recommends that you vote “FOR” all the director nominees.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Malone & Bailey, LLP, an independent registered public accounting firm, to audit our financial statements for our fiscal year ending December 31, 2010. Malone & Bailey, LLP audited our financial statements for the fiscal years ended December 31, 2009 and 2008. Although stockholder approval of the selection of Malone & Bailey, LLP is not required by law, our board of directors believes it is advisable to give stockholders the opportunity to ratify this selection. In the event of a negative vote on this proposal by the stockholders, the Audit Committee may consider whether it is appropriate, either for this fiscal year or in the future, to consider the selection of other independent registered public accounting firms.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Effective September 12, 2008, we dismissed Burr, Pilger & Mayer LLP (“BPM”) as our independent registered public accounting firm and appointed Malone & Bailey, P.C. (“Malone & Bailey”) as our new independent registered public accounting firm for the fiscal year ended December 31, 2007. Our board of directors approved the dismissal of BPM and the appointment of Malone & Bailey as the Company’s new independent registered public accounting firm.

BPM has not performed any audit related services regarding the Company’s financial statements since June 1, 2007 relating to the consolidated financial statements for fiscal year ended December 31, 2006. BPM’s reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2006 and 2005 included an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

Through June 1, 2007, there were been no disagreements with BPM (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to BPM’s satisfaction, would have caused BPM to make reference thereto in their reports on the Company’s financial statements for such years ended.

FEES PAID TO INDEPENDENT AUDITORS

The following table shows the fees paid or accrued by us for the audit and other services provided by Malone & Bailey, LLP for fiscal years 2009 and 2008.

	2009	2008
Audit fees	$151,076	$123,536
Audit-related fees	-	96,268
Tax fees	-	-
All other fees	-	-

Total	$151,076	$219,804

During fiscal year 2009 and 2008, the Audit Committee pre-approved all engagements and fees for services the principal registered accountant provided.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The board of directors recommends that you vote “FOR” the ratification of the selection of Malone & Bailey, LLP as our independent registered public accounting firm, and proxies solicited by the board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Company's shares of Common Stock, as of April 23, 2010 for:

•	each person or entity who the Company knows beneficially owns more than 5% of the Company's Shares;

•	each of the Company's Directors;

•	each of the Company's Executive Officers; and

•	all of the Company's Executive Officers and Directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to any securities. In the table below, the number of shares listed for each person or entity includes shares underlying options held by the person or entity, but excludes shares underlying options held by any other person or entity. In addition, in the table below, each person's or entity's options that are exercisable within 60 days of the date hereof is disclosed. Percentage of beneficial ownership is based on 11,992,430 shares of common stock outstanding as of April 23, 2010.

To the Company's knowledge, except as indicated by footnotes and subject to applicable community property laws in the United States, each person named in the table below has sole voting and investment power with respect to the shares set forth opposite such person's name. Unless otherwise indicated, the address of the Company's officers and directors is c/o: America’s Suppliers, Inc., 7575 E. Redfield Road, Suite 201, Scottsdale, AZ 85260, USA.

	Common Stock
	Beneficially Owned
	Number of	Percentage
Name of Beneficial Owner	Shares	of Shares
Anasazi L.P. II	1,155,215	8.9%
Anasazi L.P. III (1)	805,304	6.2%
DD-B Holdings (2)	103,150	0.8%
Christopher Baker, Director (3)	5,406,608	41.4%
Amorim Holdings	1,405,690	10.9%
Peter Engel, Chief Executive Officer, Director (4)	1,208,861	8.7%
Vincent Pino (5)	26,900	0.2%
Justiniano Gomes, Director (6)	0	0.0%
Filipe Sobral (7)	16,000	0.1%
Larry Schafran	16,000	0.1%
Marc Joseph, President - DollarDays (8)	221,812	1.7%
Michael Moore, Chief Financial Officer, - DollarDays (9)	22,926	0.2%

All directors and officers as a group (7 persons)	6,860,206	52.1%

(1) Includes 16,699 options currently exercisable or exercisable within 60 days.

(2) Includes 14,519 options currently exercisable or exercisable within 60 days.

(3) Includes: (1) 120,506 options currently exercisable or exercisable within 60 days; (2) 1,155,215 shares held by Anasazi L.P. II, to which Mr. Baker is the managing member of and has the sole power to vote and dispose of such shares; (3) 788,605 shares of Anasazi L.P. III, of which Mr. Baker is the managing member of and has the sole power to vote and dispose of such shares; (4) 36,788 shares of C.P. Baker & Company Ltd., to which Mr. Baker is the managing member and holds a 99% voting interests; and (5) 88,631 shares of DD-B Holdings, of which Mr. Baker is the managing member of and has the sole power to vote and dispose of such shares.

(4) Includes 855,145 warrants currently exercisable.

(5) Includes 8,600 options currently exercisable.

(6) Mr. Gomes became a member of our board of directors on January 11, 2010.

(7) Mr. Sobral resigned as a director on December 16, 2009.

(8) Includes 10,406 options currently exercisable or exercisable within 60 days.

(9) includes 1,109 options currently exercisable or exercisable within 60 days.

Directors and Executive Officers

As of April 23, 2010, the executive officers and directors of America’s Suppliers were as follows:

Name	Age	Positions and Offices with America’s Suppliers
Peter Engel	75	Chief Executive Officer, Chairman of the Board
Christopher Baker	57	Director
Lawrence Schafran	71	Director
Vincent Pino	61	Director
Justiniano Gomes	31	Director
Marc Joseph	57	President- DollarDays
Michael Moore	57	Chief Financial Officer- DollarDays

Peter Engel – President, Chief Executive Officer and Chairman of the Board of Directors.  On June 23, 2008, Peter Engel was appointed Chief Executive Officer and Chairman of the Board of Directors of America’s Suppliers.  Mr. Engel, has served as the Chairman and Chief Executive Officer of DollarDays since February 2007. From 2003 through 2006, Mr. Engel was President of Affinity Publishing, a book packaging company.  From 1998 to 2000 he was the president of the audio book division of NewStar Media, Inc. (formerly a Nasdaq company).  From 1992 to 1998 he was the president and CEO of Affinity Communications Corp., a West Coast publishing and book concept developer whose books were published by many major publishers, including Crown, Harper Collins, Little Brown, McGraw Hill, Penguin, Pocket, Putnam, Random House, Regnery, St. Martins Press, Simon & Schuster and Viking. In 1980, Mr. Engel founded and became the president and CEO of The American Consulting Corporation (“ACC”), a marketing services firm. ACC’s clients included Campbell Soup, Carter-Wallace, Coors, Citicorp, Clorox, Dunkin’ Donuts, Frito-Lay, Gillette, Johnson and Johnson, Kraft, Mattel, Nestle, Nike, Ocean Spray, PepsiCo, Quaker, and Seagram as well as over forty other companies. Mr. Engel took ACC public in 1987 and sold it in 1988. From 1971 to 1980, Mr. Engel was a Group Vice President at Colgate Palmolive.  Mr. Engel is a former Associate Professor at the University of Southern California entrepreneurial program. Under his own name, he is the author of three novels, five business books and several gift books. In addition, he has ghost-written a number of books on alternative health and other issues. He holds a Bachelors of Commerce from McGill University in Montreal, and has completed the course work, but not the dissertation, for a PhD in history at New York’s Columbia University.

Christopher Baker – Director.  Mr. Baker served as Chairman of DollarDays from October 2001 to March 2007 and was appointed to the Board of Directors of America’s Suppliers in June, 2008.  From 2003 through the present date, Mr. Baker has served as managing partner of C.P. Baker & Company.  Mr. Baker founded C.P. Baker & Company in 1990 after working as a derivatives sales trader for companies such as Donaldson, Lufkin and Jenrette and Goldman Sachs. At C.P. Baker & Company, Christopher Baker started, built and invested in companies spanning a wide range of industries, including nutrition, wholesale e-commerce, retail, marketing, education, consumer health and entertainment.  Christopher Baker is an employee and registered representative of C.P. Baker Securities, Inc., a registered broker-dealer and FINRA member. Mr. Baker received a Bachelor of Arts from Tufts University in 1974 and received his Masters in Business Administration from Harvard Business School in 1978.

Lawrence Schafran – Director. Mr. Schafran was appointed a Director and Chairman of the Company’s Audit Committee in July 2008. Mr. Schafran has extensive experience in the financial markets, complex litigation and corporate governance, and is a member of the Board of Directors of other publicly-traded companies. Since July 2003, Mr. Schafran has served as a Managing Director of Providence Capital, Inc., a private New York City based investment firm, specializing in small-cap mining and oil/gas exploration firms. From 1999 through 2002, Mr. Schafran served as Trustee, Chairman/Interim-CEO/President and Co- Liquidating Trustee of the Special Liquidating Trust of Banyan Strategic Realty Trust. He also currently serves as a Director of SulphCo, Inc. (ASE: SUF), New Frontier Energy, Inc. (OBB: NFEI.OB), RemoteMDx, Inc. (OBB: REDX.OB), Tarragon Corporation (PNK: TARRQ.PK), Nat’l Patent Development Corp. (OBB: NPDV.OB)) and Taurex Resources, plc (AIM: CDL.LN). Mr. Schafran received a Bachelor of Arts in Finance and a Masters in Business Administration from the University of Wisconsin.

Vincent Pino – Director. Mr. Pino was appointed a director of Insignia in October 1998. Mr. Pino is an advisor to and investor in Acropolis Apparel, a privately-held clothing company. In 2003 he co-founded Center Pointe Sleep Associates, LLC, a privately held developer and operator of independent diagnostic sleep labs, and served as its Chairman until its sale. From February 1998 until his retirement in November 2000, he served as President of Alliance Imaging, a provider of diagnostic imaging and therapeutic services. Mr. Pino began his association with Alliance in 1988 as Chief Financial Officer. From 1991 through 1993, Mr. Pino held the position of Executive Vice President and Chief Financial Officer. Mr. Pino served in various executive capacities including Assistant Treasurer, Corporate Controller, Vice-President of Strategic Development and Executive Vice-President of the Pertoleum Services Division from 1974 to 1986 with Petrolane, Inc., a diversified world-wide provider of LP-gas distribution, petroleum services to the oil and gas industry and consumer products. Mr. Pino received an MBA and a B.S. degree in finance from the University of Southern California in 1972 and 1970, respectively.

Justiniano Gomes – Director.  Justiniano Gomes is currently controller at Amorim Holding Financeira, a Portuguese investment company. He joined the Amorim Group of companies in October 2008. From January 2003 through September 2008, Mr. Gomes worked at Sociedade Portuguesa de Inovacão as Chief Financial Manager. In this role, Mr. Gomes provided consultancy, training and research and development regarding budgetary control, consolidation and assessment of representative officials. Since January 2006, Mr. Gomes has been an accounting manager responsible for accounting and budgetary control for Debaixo D'Olho, Serviços Culturais, Lda, a company primarily dedicated to photography and web design services. Since January 2006, Mr. Gomes has been an accounting manager responsible for accounting and budgetary control for Accive Insurance - Maia, an insurance company. Since January 2006, Mr. Gomes has been a partner accounting manager responsible for strategic development and accounting budgetary controls for BlueStains, Concepão e Comercialização de Artigos Temáticos, Lda, a company that develops innovative concepts for cultural products, such as t-shirts. From January 2005 until December 2008, Mr. Gomes worked as an accounting manager responsible for accounting budgetary control for Cores Livres, Obras de Arte e Molduras, Unipessoal, Lda. From January 2004 until December 2005, Mr. Gomes worked as an accounting manager responsible for accounting budgetary control for Rial & Ponte, Lda. Mr. Gomes received a Master of Science, specializing in Finance, in 2009, and a degree in Economics in 2002 from University of Porto.

Director Independence

Although the Company’s securities are listed on the Over-the-Counter Bulletin Board and we are therefore not required to have a majority of independent directors, we apply the NYSE AMEX standard for independent directors to determine which, if any, of our directors are independent pursuant to such definition.  The NYSE AMEX defines an independent director generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Company has determined that Mr. Pino and Mr. Schafran are independent directors as defined under the NYSE AMEX Rule 803.

The Board has appointed members to a standing Audit Committee and Compensation Committee. The members of the committees are identified in the following table.

Director	Audit	Compensation
Christopher Baker		Chair
Peter Engel
Vincent Pino		X
Lawrence Schafran	Chair	X
Justiniano Gomes	X	X

Significant Employees of DollarDays

Marc Joseph — President and Chief Operating Officer.  Marc Joseph has been President of DollarDays since inception in 1999.  From 1997 to 2002, Mr. Joseph founded and built Rebs Corporation into an 11 store chain of hair salons, which he ultimately sold.  Prior to Rebs Corporation, Mr. Joseph held several progressive executive positions in retailing and discount merchandising.  He holds a degree in Business Administration from Miami University.

Michael Moore — Chief Financial Officer.  Mr. Moore joined DollarDays in March 2007 as Controller and was promoted to Chief Financial Officer in late 2007.   From 1999 to 2007, he was employed by the Safeway Corporation, holding several positions in finance and operations, most recently as Controller of Safeway’s Arizona ice cream facility.  Prior to joining Safeway, Mr. Moore served as CFO of Vita Bran, a privately held pet food manufacturer.  Mr. Moore holds a Bachelor of Science degree in Business with an emphasis in Accounting in 1983 from the University of the Pacific.

Executive Officers and Directors' Service Contracts and Compensation

The Company does not have any employment contracts or other agreements with its executive officers or directors.  However, the Company pays certain fees to its non-employee Directors.  The Company currently pays its non-employee directors the following compensation:

•	Base Annual Board Service Fee: Each director is paid $20,000 annually.

•
Excess In-Person Board Meeting Fee: Each director is paid $1,000 for in-person attendance at each in-person Board meeting and $500 for telephonic meetings or telephonic attendance at in-person Board meetings.

•	Base Audit Committee Service Fee: Each member of the Audit Committees receives $5,000 annually.

•	Compensation Committee Annual Fee: Each member of the Nominating and Compensation Committees is paid $5,000 annually.

•	Expenses: Each director receives expense reimbursement for reasonable travel for in-person board and committee meeting attendance.

•	Restricted Shares: Each director received a grant of 80,000 restricted shares vesting on certain terms over four years.

Compensation Committee Report

The Compensation Committee has the primary responsibility for the approval and implementation of the compensation program for the Company’s executive officers and key employees. In assessing the compensation plans for executive officers and key employees, the Compensation Committee considers total compensation opportunities, both short- and long-term, while at the same time focusing on the Company’s short- and long-term objectives. The Compensation Committee discussed and has recommended approval of the Company’s current compensation program, which generally consists of base salary, potential cash bonus and equity awards. The current Compensation Committee is comprised of Mr. Baker, Mr. Pino, Mr. Schafran and Mr. Gomes.

Compensation Committee and Insider Participation

In 2009, Mr. Baker, Mr. Pino, Mr. Schafran and Mr. Sobral served on the Compensation Committee. Mr. Sobral served on the Compensation Committee until his resignation from the Board of Directors. Mr. Baker, Mr. Schafran and Mr. Sobral were appointed to the Compensation Committee following their appointment to the Board of Directors.

Audit Committee

The Company has established an Audit Committee and is charged with assisting and representing the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the financial statements of the Company. The Audit Committee’s current members are Mr. Schafran and Mr. Gomes. The Company has determined that Mr. Schafran qualifies as the “audit committee financial expert.”

Code of Ethics

The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is filed as Exhibit 14.0 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.

Certain Relationships and Related Party Transactions

None.

Legal Proceedings

From time to time, we may receive claims of and become subject to consumer protection, employment, intellectual property and other commercial litigation related to the conduct of our business.  Also, we may receive related inquiries from state and federal agencies which might relate to our business practices, or the activity of our customers or suppliers.  Such regulatory matters and commercial litigation could be costly and time consuming and could divert our management and key personnel from our business operations.  The uncertainty of litigation increases these risks.  In connection with such litigation or regulatory inquiries, we may be subject to significant damages or equitable remedies or fines relating to the operation of our business and the sale of products on our website.  Any such litigation may materially harm our business, prospects, results of operations, financial condition or cash flow.  We are not aware of any outstanding litigation or any pending or threatened litigation that would be expected to have a material adverse effect on our financial condition or results of operations.

These and other types of claims could result in increased costs of doing business through legal expenses, adverse judgments, settlements or require us to change our business practices.

Additional litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others.  Any litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm our business.

Limitation of Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL. Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that our certificate of incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our stockholders through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director including breaches resulting from negligent or grossly negligent behavior except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect our or our stockholders' ability to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

In addition, our certificate of incorporation and bylaws provide that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all directors and officers who we may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We have entered into indemnification agreements with our directors and officers consistent with indemnification to the fullest extent permitted under the DGCL.

We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by us.

Insofar as indemnification for liabilities arising under the Securities Act, our directors and officers, and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and person who own more than 10% of the Company's shares to file initial reports of ownership and reports of changes in ownership with the SEC.  Such persons are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.  The Company is currently delinquent in the filings of Forms 3, 4 and 5 for all executive officers and directors for the fiscal year ended December 31, 2009.

Compensation

The following table shows information regarding the compensation earned during the fiscal years ended December 31, 2009 and 2008 by the Board and the Company's executive officers.

2009 and 2008 Compensation and Equity Awards

2009 AND 2008 SUMMARY COMPENSATION TABLE

						Non-Equity
		Salary		Stock	Option	Incentive Plan	All Other
Name	Year	and Fees	Bonus	Awards	Awards (1)	Compensation	Compensation		Total
Peter Engel, Director and CEO	2009	$155,000	$20,000	$-	$-	$-	$12,404		$187,404
	2008	122,308	62,500	-	-	-	115,445	(2)	300,253

Marc Joseph, President - DollarDays	2009	150,000	15,000	-	-	-	12,404		177,404
	2008	136,464	50,000	-	-	-	-		186,464

Michael Moore, CFO - DollarDays	2009	110,000	10,000	-	-	-	1,880		121,880
	2008	98,819	20,000	-	-	-	-		118,819

Mark McMillan, CEO, President	2009	-	-	-	-	-	-		-
& Director (3) (4)	2008	9,000	-	-	-	-	34,500	(6)	43,500

George Monk, CFO (5)	2009	-	-	-	-	-	-		-
	2008	120,000	488,000	-	-	-	57,667		665,667

Vincent Pino, Director (7)	2009	25,000	-	-	-	-	1,880		26,880
	2008	30,000	-	-	-	-	125,500	(6)	155,500

Nicholas Bearsted, Director (3)	2009	-	-	-	-	-	-		-
	2008	18,500	-	-	-	-	-		18,500

Christopher Baker, Director	2009	25,000	-	-	-	-	1,880		26,880
	2008	14,000	-	-	-	-	-		14,000

Filipe Sobral, Director (8)	2009	30,000	-	-	-	-	-		30,000
	2008	16,000	-	-	-	-	-		16,000

Larry Schafran, Director (9)	2009	30,000	-	-	-	-	1,880		31,880
	2008	16,000	-	-	-	-	-		16,000

Justiniano Gomes, Director (11)	2009	-	-	-	-	-	-		-
	2008	-	-	-	-	-	-		-

Hugo Dominos, Director (10)	2009	-	-	-	-	-	-		-
	2008	-	-	-	-	-	-		-

(1) Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123(R), “ Share-Based Payments ” (SFAS No. 123(R)), requiring us to recognize expense related to the fair value of our stock-based compensation awards. Stock-based compensation expense for all stock-based compensation awards granted subsequent to December 31, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2009 and 2008 in accordance with SFAS 123(R). Assumptions used in the calculation of these amounts are included in the footnotes to our audited financial statements for the fiscal years ended December 31, 2009 and 2008, included in the Company's Annual Report on Form 10-K filed March 23, 2010.

(2) Represents the amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R) for warrants issued during the year.

(3) Resigned as a director effective June 23, 2008

(4) Resigned as CEO and President effective April 4, 2007

(5) Resigned as CFO effective June 30, 2008

(6) Represents amounts paid in connection with reverse merger with DollarDays

(7) Represents amounts paid as a director.

(8) Resigned as a director effective December 16, 2009

(9) Represents amounts paid as a director.

(10) Resigned as a director effective January 11, 2010

(11) Became a director January 11, 2010.

Narrative Disclosure to Summary Compensation Table

Salaries in the above compensation table represent annual salaries established internally for executive officers.  Bonuses are paid on a discretionary basis.  There are no employment agreements or other arrangements, either written or unwritten, that provide for the payment of any amounts upon termination.  Stock options and restricted stock awards provide for immediate vesting upon a change in control.

Outstanding equity awards

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Peter Engel (2)	-		-	$			422,254	15,835	-	-

Marc Joseph (2)	10,406	-	-		$2.30	1/27/2011	422,254	15,835	-	-

Michael Moore (2)	1,109	-	-		$2.30	1/27/2011	64,000	9,600	-	-

Christopher Baker (2)	14,519		-		$1.70	5/15/2012	64,000	9,600	-	-
	2,180				1.70	6/6/2012
	44,644				1.70	7/31/2012
	44,644				1.70	9/1/2012
	14,519				1.70	5/15/2012
									-	-
Vincent Pino (2)	500	-	-		58.13	1/14/2011	64,000	9,600	-	-
	100				20.00	10/13/2011
	500				13.40	1/22/2012
	500				3.71	1/25/2013
	5,000				3.71	4/19/2013
	1,000				26.80	1/17/2014
	1,000				7.50	2/8/2015

Lawrence Schafran (2)	-						64,000	9,600

Filipe Sobral (2)	-						64,000	9,600

Hugo Domingos	-

Justiniano Gomes	-

(1)	Based on a closing stock price of $0.15 on April 9, 2010
(2)	Vesting Schedule for Shares not vested
20% of shares granted vest on or after February 28, 2010 if price per share equals or exceeds $0.60 and trading volume is at least 5,000 shares per day for 25 of 30 consecutive days in a trading period.
30% of shares granted vest on or after February 28, 2011 if price per share equals or exceeds $1.00 and trading volume is at least 5,000 shares per day for 25 of 30 consecutive days in a trading period.
30% of shares granted vest on or after February 28, 2012 if price per share equals or exceeds $1.50 and trading volume is at least 5,000 shares per day for 25 of 30 consecutive days in a trading period.

The Compensation Committee shall have the discretion and right to vest any tranche of restricted stock grants at any time regardless of the requirements listed in the vesting schedule.

Stock Option Plan Narrative Disclosure

As of December 31, 2009, we had an aggregate of 2,000,000 shares of Common Stock available for issuance under our stock plans. The following is a description of our plans.

2009 Long Term Incentive Compensation Plan, or the 2009 Plan

The 2009 Plan was adopted by our board of directors and our stockholders in 2009.  As of December 31, 2009, no options have been issued under this plan.

Share Reserve.  Under the 2009 Plan, we have initially reserved for issuance an aggregate of 2,000,000 shares.

Administration.  The Board has established a compensation committee that, among other duties, will administer the Incentive Plan. The compensation committee is composed of four members of the Board, a majority of whom will be "non-employee directors" within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended. Members of the Company's compensation committee will serve at the pleasure of the Board.

Eligibility.  Awards under the 2009 Plan may be granted to any of our employees, directors or consultants or those of our affiliates.

Options.  With respect to non-statutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and incentive stock options, the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant.  In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of our Common Stock on the date of grant.  The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

Stock Awards.  The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including performance criteria.  The criteria may be based on financial performance, personal performance evaluations and/or completion of service by the participant.  The administrator will determine the level of achievement of performance criteria.  Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant's service with us for any reason, including death or disability.

Amendment and Termination.  The board of directors has the authority to amend, alter or discontinue the 2009 Plan, subject to the approval of the stockholders, but no amendment will impair the rights of any award, unless mutually agreed to between the participant and the administrator.

Loans

There are no outstanding loans granted by America’s Suppliers, Inc. to any of its executive officers or directors, nor are there any guarantees provided by America’s Suppliers, Inc. for the benefit of its executive officers or directors.

GENERAL INFORMATION

Our 2009 Annual Report on Form 10-K, containing audited financial statements, but without exhibits, accompanies this proxy statement. The 2009 Annual Report and this proxy statement may be downloaded via the internet at www.sec.gov. The Form 10-K, as filed with the SEC, including exhibits, is available through the website maintained by the Commission at www.sec.gov. Stockholders may also obtain a copy of our Form 10-K, without charge, upon written request to:

AMERICA’S SUPPLIERS, INC.
Attn: Peter Engel
7575 E. Redfield Road, Suite 201
Scottsdale, Arizona, 85260

As of the date of this proxy statement, our board of directors knows of no business which will be presented for consideration at the Annual Meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

PROXY SOLICITATION

All costs of solicitation of proxies will be borne by the Company.  In addition to solicitation by mail, the Company's officers and regular employees may solicit proxies personally or by telephone.  The Company does not intend to utilize a paid solicitation agent.

PROXIES

A shareholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date or by attending the Annual Meeting and voting in person.  Proxies in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Board.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING AND GENERAL COMMUNICATIONS

Any stockholder proposals intended to be presented at the Company’s 2011 Annual Meeting of Stockholders must be received by the Company at its office in Scottsdale, Arizona on or before January 1, 2011 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting.  The Company has received no stockholder nominations or proposals for the 2010 Annual Meeting.

Shareholders wishing to communicate with the Board may direct such communications to the Board of Directors c/o America’s Suppliers, Inc., Attn: Peter Engel, at the Company’s headquarters at 7575 E. Redfield Road, Suite 201, Scottsdale, Arizona, 85260.  Mr. Engel will present a summary of all shareholder communications to the Board of Directors at subsequent Board meetings.  The directors will have the opportunity to review the actual communications at their discretion.

METHOD OF COUNTING VOTES

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, both the election of directors and the ratification of the appointment of auditors are routine matters on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors or the ratification of independent auditors. As to Item 1, the Proxy confers authority to vote for all of the three persons listed as candidates for a position on the Board of Directors even though the block in Item 1 is not marked unless the names of one or more candidates are lined out. The Proxy will be voted “For” Items 1, and 2 unless “Against” or “Abstain” is indicated. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS

Peter Engel
Chief Executive Officer
April 28, 2010